                                  EXHIBIT 99.4

                         FORM OF KRYPTON ISOLATION, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This Option Agreement is entered into as of this ____ day of ____________, ____, between _____________________, _______ (the "Optionee"), and Krypton
Isolation, Inc., a California corporation (the "Company").

     1. OPTION GRANT

          The Company hereby grants to Optionee an option (the "Option") to purchase ________ shares of common stock, no par value, of the Company ("Shares") at an exercise price of $_____ per share. The Option shall be subject to the terms and conditions of this Option Agreement and related documents. Subject to earlier termination as provided herein, the Option shall have a term of ten (10) years from the date of this Option Agreement.

     2. OPTION EXERCISE

          (a) RIGHT TO EXERCISE

               (i) This Option shall be exercisable cumulatively during its term according to the vesting schedule below. In the event of the Optionee's death, Disability, or other termination of Optionee's employment with the Company, the exercisability of the Option is governed by the Sections 7 through 9, as applicable, of this Option Agreement.

          (b) VESTING SCHEDULE

               The Shares subject to the Option shall vest at a rate of 1/48th each month, so that all of the Shares shall be vested four years from the date of this Option Agreement.

               For purposes of this Option Agreement, Shares subject to Option shall vest so long as Optionee is an employee of the Company.

          (c) METHOD OF EXERCISE

               (i) This Option shall be exercisable by written notice (in the form attached as Exhibit A), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such documents and payment. This Option may not be exercised for a fraction of a Share.

     3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     4. "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company as determined in good faith by the board of directors.

     5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (i) Cash; or

               (ii) Check;

     To the extent authorized by the Company, delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     7. TERMINATION OF RELATIONSHIP. In the event an Optionee's employment with the Company terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option for 90 days following the Termination Date. To the extent that Optionee was not entitled to exercise this Option on the Termination Date, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's employment with the Company as a result of his or her permanent and total disability, as defined by Section 22(e)(3) of the Code ("Disability"), Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the expiration date of the term of the Option), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date. To the extent that Optionee was not entitled to exercise the Option on the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     9. DEATH OF OPTIONEE. In the event of termination of Optionee's employment with the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of the Option) with respect to all shares subject to this Option Agreement whether vested or unvested, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) CHANGES IN CAPITALIZATION. The number of Shares of common stock covered by the Option, as well as the price per share of common stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board of directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of common stock subject to the Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, Optionee shall have the right to exercise the Option until ten (10) days prior to such transaction as to all of the vested Shares covered thereby. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company the Option shall be assumed or an equivalent option shall be substituted by such successor corporation (including as a "successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of such successor corporation. In the event that the successor corporation or a parent or subsidiary of such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Optionee shall, until ten (10) days prior to the effective date of such transaction, have the right to exercise the Option as to all or a portion of the optioned stock, including Shares that would not otherwise be exercisable. In the event of a merger (with any entity other than SMART Modular Technologies, Inc. ("SMART")) or sale of all or substantially all of the assets of the Company, and the successor corporation (other than SMART) agrees to assume the Option or substitute an equivalent Option, on the date of such event all options shall accelerate so that all shares subject to the Option will be fully vested on such date. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option confers the right to purchase, for each Share of optioned stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if such consideration received in the merger is not solely common stock of the successor corporation or its parent, the board of directors may, with the consent of the successor corporation, provide for the consideration to be received by the Optionee upon the exercise of the Option, for each Share of optioned stock subject to the Option, common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the merger.

     11. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     12. TAX CONSEQUENCES. The Option will be a nonstatutory stock option for income tax purposes. Optionee understands that he may incur federal and state income tax liability upon the exercise of the Option and upon the subsequent disposition of the Shares. Optionee represents that he has consulted with a tax advisor in connection with the purchase or disposition of the shares and that he is not relying on the Company for tax advice.

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER), SUBJECT TO ANY EMPLOYMENT AGREEMENT BETWEEN OPTIONEE AND THE COMPANY. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the board of directors of the Company upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

KRYPTON ISOLATION, INC.                   Optionee
a California corporation


By:
   --------------------------------       --------------------------------------
                                          Optionee

                                          Residence Address:

                                    EXHIBIT A

                                 EXERCISE NOTICE


Krypton Isolation, Inc.
5175 Johnson Drive
Pleasanton, California 94588


Attention: Secretary

         1. EXERCISE OF OPTION. Effective as of today,_________, 19___, the undersigned ("Optionee") hereby elects to exercise Optionee's option (the "Option") to purchase shares of the common stock (the "Shares") of Krypton Isolation, Inc. (the "Company") under and pursuant to the Option Agreement dated November ___, 1995 (the "Option Agreement"). The purchase price per Share shall be $_______, as required by the Option Agreement.

         2. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full exercise price for the Shares.

         3. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Option Agreement.

                  Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this exercise notice and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         5. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                  (a) LEGENDS. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER,

                  SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  (b) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (e) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         7. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's board of directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the board shall be final and binding on the Company and on Optionee.

         9. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         10. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         11. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by applicable California law except for that body of law pertaining to conflict of laws. Should any provision of the Option Agreement or Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by:                       Accepted by:

OPTIONEE:                           KRYPTON ISOLATION, INC.



                                    By:
                                       -----------------------------------

                                    Its:
                                        ----------------------------------
        (Signature)


ADDRESS:                            ADDRESS:

                                    5175 Johnson Drive
                                    Pleasanton, California 94588

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT


OPTIONEE :

COMPANY  :        KRYPTON ISOLATION, INC.

SECURITY :        COMMON STOCK

AMOUNT   :

DATE     :


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

         (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

         (d) Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

         (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                   Signature of Optionee:


                                   -------------------------------------------




Date: __________, 19__

                             KRYPTON ISOLATION, INC.

                                OPTION AGREEMENT


         This Option Agreement is entered into as of this _____ day of ____________, ____, between _______________ (the "OPTIONEE"), and Krypton
Isolation, Inc., a California corporation (the "COMPANY").

         1. OPTION GRANT. The Company hereby grants to Optionee an option (the "OPTION") to purchase ________ shares of common stock, no par value, of the Company ("SHARES") at an exercise price of $_____ per share. The Option shall be subject to the terms and conditions of this Option Agreement and related documents. Subject to earlier termination as provided herein, the Option shall have a term of ten (10) years from the date of this Option Agreement.

         2. OPTION EXERCISE.

                 (a) RIGHT TO EXERCISE. This Option shall be exercisable cumulatively during its term according to the vesting schedule below. In the event of the Optionee's death, Disability, or other termination of Optionee's employment with the Company, the exercisability of the Option is governed by the Sections 7 through 9, as applicable, of this Option Agreement.

                  (b) VESTING SCHEDULE. The Shares subject to the Option shall vest at a rate of 1/48th each month, so that all of the Shares shall be vested four years from the date of this Option Agreement. For purposes of this Option Agreement, Shares subject to the Option shall vest so long as Optionee is an employee of the Company.

                  (c) METHOD OF EXERCISE. Subject to the terms of this Option Agreement, Optionee may exercise this Option for purchase of the vested Shares (as determined pursuant to Section 2(b) above) or a portion thereof, by written notice (in the form attached as EXHIBIT A), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such documents and payment. This Option may not be exercised for a fraction of a Share.

         3. OPTIONEE'S REPRESENTATION. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as EXHIBIT B.

         4. "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company as determined in good faith by the board of directors.

         5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                  (i)      Cash; or

                  (ii)     Check.

                  To the extent authorized by the Company, delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

         6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         7. TERMINATION OF RELATIONSHIP. In the event an Optionee's employment with the Company terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option for 90 days following the Termination Date. To the extent that Optionee was not entitled to exercise this Option on the Termination Date, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's employment with the Company as a result of his or her permanent and total disability, as defined by Section 22(e)(3) of the Code ("DISABILITY"), Optionee may, but only within twelve (12) months from the Termination Date (and in no event later than the expiration date of the term of the Option), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date. To the extent that Optionee was not entitled to exercise the Option on the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         9. DEATH OF OPTIONEE. In the event of termination of Optionee's employment with the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of the Option) with respect to all shares subject to this Option Agreement whether vested or unvested, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

                  (a) CHANGES IN CAPITALIZATION. The number of Shares of common stock covered by the Option, as well as the price per share of common stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board of directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of common stock subject to the Option.

                  (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, Optionee shall have the right to exercise the Option until ten (10) days prior to such transaction as to all of the vested Shares covered thereby. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

                  (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company the Option shall be assumed or an equivalent option shall be substituted by such successor corporation (including as a

"successor" any purchaser of substantially all of the assets of the Company) or a parent or subsidiary of such successor corporation. In the event that the successor corporation or a parent or subsidiary of such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Optionee shall, until ten (10) days prior to the effective date of such transaction, have the right to exercise the Option as to all or a portion of the optioned stock, including Shares that would not otherwise be exercisable. In the event of a merger (with any entity other than SMART Modular Technologies, Inc. ("SMART")) or sale of all or substantially all of the assets of the Company, and the successor corporation (other than SMART) agrees to assume the Option or substitute an equivalent Option, on the date of such event all options shall accelerate so that all shares subject to the Option will be fully vested on such date. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option confers the right to purchase, for each Share of optioned stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if such consideration received in the merger is not solely common stock of the successor corporation or its parent, the board of directors may, with the consent of the successor corporation, provide for the consideration to be received by the Optionee upon the exercise of the Option, for each Share of optioned stock subject to the Option, common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock in the merger.

         11. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         12. TAX CONSEQUENCES. The Option will be a nonstatutory stock option for income tax purposes. Optionee understands that he may incur federal and state income tax liability upon the exercise of the Option and upon the subsequent disposition of the Shares. Optionee represents that he has consulted with a tax advisor in connection with the purchase or disposition of the shares and that he is not relying on the Company for tax advice.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER), SUBJECT TO ANY EMPLOYMENT AGREEMENT BETWEEN OPTIONEE AND THE COMPANY. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the board of directors of the Company upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

KRYPTON ISOLATION, INC.,                        Optionee
a California corporation


By:-------------------------------              ------------------------------

                                                Resident Address:

                                    EXHIBIT A

                                 EXERCISE NOTICE




Krypton Isolation, Inc.
5175 Johnson Drive
Pleasanton, CA  94588

Attention:  Secretary

         1. EXERCISE OF OPTION. Effective as of today, _______________, 19__, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option (the "OPTION") to purchase _____ shares of the common stock (the "SHARES") of Krypton Isolation, Inc. (the "COMPANY") under and pursuant to the Option Agreement dated ___________________ (the "OPTION AGREEMENT"). The purchase price per Share shall be $__________, as required by the Option Agreement.

         2. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full exercise price for the Shares.

         3. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Option Agreement.

                  Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this exercise notice and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         5. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                  (a) LEGENDS. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  (b) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (c) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         7. LOCK-UP. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

         8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's board of directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the board shall be final and binding on the Company and on Optionee.

         10. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         11. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         12. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by applicable California law except for that body of law pertaining to conflict of laws. Should any provision of the Option Agreement or Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by:                                     Accepted by:

OPTIONEE:                                         KRYPTON ISOLATION, INC.

                                                  By:
                                                     ---------------------------

                                                  Its:
                                                      --------------------------

-------------------------------------------
                (Signature)

ADDRESS:                                          ADDRESS:

                                                  5175 Johnson Drive
                                                  Pleasanton, CA  94588

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT




OPTIONEE:         GERALD YURGELITES

COMPANY:          KRYPTON ISOLATION, INC.

SECURITY:         COMMON STOCK

AMOUNT:

DATE:


         In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

         (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

                  In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

         (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.


                                       Signature of Optionee:


                                       ----------------------------------------




Date:  _______________, 19__